EXHIBIT 99(d)


                               HECHINGER COMPANY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (in thousands except share data)

                                                                      CLASS A       CLASS B       ADDITIONAL
                                                                      COMMON        COMMON         PAID-IN        RETAINED
                                                                       STOCK         STOCK         CAPITAL        EARNINGS
                                                                      -------       -------       ----------      --------
BALANCE, JAN. 29, 1994                                                 $2,881       $1,331         $236,543       $256,836

Restricted stock awards earned                                              -            -                -              -
Performance stock awards earnined and issued                                5            -              577              -
Exercise of stock options including income tax benefit (92,670
     Class A common shares were issued from the treasury)                  15            -            1,037              -
Conversions from Class B to Class A common stock                          179         (179)               -              -
Conversion of 5 1/2% Convertible Subordinated Debentures into
    shares of Class a common stock)                                         -            -               25              -
Purchase of treasury stock (17,114 Class A common shares)                   -            -                -              -
Adjustment to fair value of marketable securities                           -            -                -           (371)
Cash dividends, Class A common stock ($.16 per share)                       -            -                -         (4,883)
Cash dividends, Class B common stock ($.06 per share)                       -            -                -           (752)
Net earnings                                                                -            -                -         (9,911)
                                                                       ------       ------         --------       --------

BALANCE, JAN. 28, 1995                                                  3,080        1,152          238,182        240,919

Restricted stock awards earned                                              -            -                -              -
Exercise of stock options including income tax benefit                      -            -               47              -
Conversions from Class B to Class A common stock                            3           (3)               -              -
Purchase of treasury stock (17,315 Class A common shares)                   -            -                -              -
Adjustment to fair value of marketable securities                           -            -                -            270
Cash dividends, Class A common stock ($.04 per share)                       -            -                -         (1,232)
Cash dividends, Class B common stock ($.02 per share)                       -            -                -           (184)
Net earnings                                                                -            -                -          1,167
                                                                       ------       ------         --------       --------
BALANCE, APRIL 29, 1995 (UNAUDITED)                                    $3,083       $1,149         $238,229       $240,940
                                                                       ======       ======         ========       ========

                                                                        UNEARNED      TREASURY
                                                                       COMPENSATION    STOCK          TOTAL
                                                                       ------------   --------        -----
BALANCE, JAN. 29, 1994                                                   ($2,201)     ($1,523)        $493,867

Restricted stock awards earned                                               648            -              648
Performance stock awards earnined and issued                                   -            -              582
Exercise of stock options including income tax benefit (92,670
     Class A common shares were issued from the treasury)                      -        1,260            2,312
Conversions from Class B to Class A common stock                               -            -                -
Conversion of 5 1/2% Convertible Subordinated Debentures into
    shares of Class a common stock)                                            -            -               25
Purchase of treasury stock (17,114 Class A common shares)                      -         (244)            (244)
Adjustment to fair value of marketable securities                              -            -             (371)
Cash dividends, Class A common stock ($.16 per share)                          -            -           (4,883)
Cash dividends, Class B common stock ($.06 per share)                          -            -             (752)
Net earnings                                                                   -            -           (9,911)
                                                                         --------       ------        --------

BALANCE, JAN. 28, 1995                                                    (1,553)        (507)         481,273

Restricted stock awards earned                                               214            -              214
Exercise of stock options including income tax benefit                         -            -               47
Conversions from Class B to Class A common stock                               -            -                -
Purchase of treasury stock (17,315 Class A common shares)                      -         (184)            (184)
Adjustment to fair value of marketable securities                              -            -              270
Cash dividends, Class A common stock ($.04 per share)                          -            -           (1,232)
Cash dividends, Class B common stock ($.02 per share)                          -            -             (184)
Net earnings                                                                   -            -            1,167
                                                                         --------       ------        --------
BALANCE, APRIL 29, 1995 (UNAUDITED)                                      ($1,339)       ($691)        $481,371
                                                                         ========       ======        ========

See notes to consolidated financial statements.